Exhibit 16.1

August 2, 2006

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Patients & Physicians, Inc.
File No. 000-28445

Gentleman:

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated August 2, 2006 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

Registered Public Company Accounting Oversight Board
AICPA Center for Public Company Audit Firms
Texas Society of Certified Public Accountants

2925 Briarpark, Suite 930 | Houston, TX 77042
(713) 266-0530 - voice | (713) 266-1815 - fax | www.malone-bailey.com